                                EXHIBIT (B)(4)

                                                                  EXHIBIT (B)(4)


Summary of Proposed Transaction

Price per outstanding Western National Share:                      $29.75

Aggregate consideration for public interest:                       $1,159 million (a)

Theoretical aggregate consideration for 100% interest:             $2,118 million (b)

Actual aggregate consideration paid by American General:           $1,563 million ($21.95 per share) (c)

Form of consideration:                                             50% AGC Common Stock, 50% cash

Collar provision:                                                  Fixed price collar

Key conditions to closing:                                         .  Regulatory approvals

                                                                   .  Western National shareholders' approval

Termination fee:                                                   Limited to reimbursement of expenses only

Termination provision:                                             Fiduciary out

(a)  Based on 45.3% current ownership by American General.
(b)  Based on 71.2 million shares outstanding.
(c)  Includes $274 million for 40% interest acquired December 23, 1994 and
     130.1 million from September 17, 1996 acquisition of convertible preferred (converted on May 20, 1997).

Example of Fixed Price Collar

-----------------------------------------------------------------------------------
WESTERN NATIONAL
  Price per Share:                                                         $29.75
AMERICAN GENERAL
  Price per Share (midpoint):                                              $50.00

Exchange Ratio:                                                             .595x
Fixed Price Collar (AGC Price):                                           + $3.00(6%)
                                                                          -
-----------------------------------------------------------------------------------

   Title of Graph: American General Shares Issued per Western National Share
                               (Stock Election)

                           [LINE GRAPH APPEARS HERE]

[The graph shows the number of shares of American General Common Stock to be issued in exchange for each share of Western National Common Stock at different prices of American General Common Stock, ranging from .6330 shares of American General Common Stock at the price of such stock of $40.00 per share to .5181 shares of American General Common Stock at the price of such stock of $65.00 per share.]


       Title of Graph: Value Received per Average Western National Share

                           [LINE GRAPH APPEARS HERE]

[The graph shows value of the consideration to be received per one share of Western National Common Stock at different prices of American General Common Stock, ranging from $27.54 at the price of such stock of $40.00 per share to $31.71 at the price of such stock of $65.00 per share.]


Note:  Western National has walkaway rights below $40.00.

Selected Issues to Consider Regarding Western National

------------------
POTENTIAL BENEFITS
------------------

 . Western National's leadership position in bank distribution of fixed annuities significantly enhances American General's distribution capabilities

 .  Positions American General as top 5 player in individual annuities

 . Enables American General to distribute variable products through bank channels

 .  Strong management team well known to American General

 .  Enhances "organic" growth rate of Company

 .  Anticipation of enhanced credit ratings and impact on Western's sales

 . Loss of asset management fees and high switching costs if banks terminate relationships

 .  Moderately accretive to EPS in first year


------------------------
POTENTIAL CONSIDERATIONS
------------------------

 .  Top 3 financial institution relationships account for 50% of premiums

 .  Continued competitive pressures on spreads

                       Shares Traded at Specific Prices

                                3/6/97 - 9/5/97

Ownership
---------
American General:     45.3%

Institutional:        48.2

Management:            0.6
                     -----

Total Institutional:  94.1

Other (Retail)         5.9
                     -----

                     100.0%

                           [BAR GRAPH APPEARS HERE]

[The graph shows various trading prices (ranging from $23.00 to $29.00) and trading volumes (ranging from approximately 200,000 at lowest and highest trading prices to approximately 1,600,000 at the trading prices between $26.50 to $27.00) for the shares of Western National Common Stock during the period from March 6, 1997 to September 5, 1997.]

Weighted Average Price: $26.29
Total Shares Traded as a % of Shares Outstanding: 21.95%


Source: FactSet

Selected Hypothetical Acquisition Targets(a)
($ in millions)

 COMPANY (PARENT)                                                  QUALIFIES FOR POOLING?
---------------------------------------------------------------------------------------------------------------------
TOP 20 INDIVIDUAL VARIABLE ANNUITY WRITERS
  1.  Hartford Life                                                No - 80+% Owned by Hartford Fire
  2.  Nationwide Life                                              No - 80+% Owned by Mutual Parent
  3.  Lincoln National Life                                        No - Line of Business, Restructuring
  4.  IDS Life (American Express)                                  No - Subsidiary
  5.  Allianz Life                                                 No - Subsidiary of European Parent
  6.  Travelers Insurance                                          No - Line of Business
  7.  Prudential                                                   No - Line of Business, Mutual
  8.  Fidelity Investments Life                                    No - Subsidiary of FMR Group
  9.  North American Security Life (Manulife)                      No - Subsidiary of Mutual
 10.  Security Benefit Life                                        No - Mutual
 11.  Allmerica Financial Life & Annuity                           No - Line of Business / Demutualization
 12.  Mass Mutual Life/Connecticut Mutual                          No - Line of Business in Mutual
 13.  Pacific Mutual                                               No - Line of Business in Mutual
 14.  Merrill Lynch Life                                           No - Subsidiary
 15.  Aetna Life & Annuity                                         No - Line of Business
 16.  VALIC                                                        NA
 17.  Connecticut General (CIGNA)                                  No - Line of Business
 18.  MONY Life                                                    No - Line of Business in Mutual
 19.  National Home                                                No - Mutual
 20.  Life of Virginia (GE)                                        No - Subsidiary

TOP 20 TOTAL INDIVIDUAL ANNUITY WRITERS
(COMPANIES NOT ON VARIABLE LIST ABOVE)
           Allstate Life                                           No - Subsidiary of Allstate, Line of Business
           Jackson National Life (Prudential)                      No - Subsidiary of European Parent
           Metropolitan Life/N.E. Mutual                           No - Line of Business in Mutual
           USG Annuity & Life/F&G Life (Equitable of Iowa)         No - Being Sold to ING
           Keyport Life (Liberty Financial)                        No - Liberty Financial 80+% Owned by Mutual Parent
           PFL Life (Aegon)                                        No - Subsidiary
           Transamerica (Occidental and L&A)                       No - Line of Business

---------------------------------------------------------------------------------------------------------------------

(a) Source: Best's Policy Reports: Annuity Sales Results, July 1997

Comparison of Proposed Transaction to Selected Transactions

                                                                Accumulation Companies           Life Companies
                                                                    1993-PRESENT:                 1996-PRESENT:
                                                                   10 TRANSACTIONS               30 TRANSACTIONS
-------------------------                 PROPOSED              -----------------------      ------------------------
Multiples Analysis                       TRANSACTION            MEDIAN       RANGE             MEDIAN        RANGE        EIC
-------------------------
---------------------------------------------------------------------------------------------------------------------     -----
LTM Operating Earnings                      19.5x                12.3x     9.4 - 19.2x          17.2x    10.6 - 30.5x     19.2

1997E Operating Earnings                    16.9                                                                          17.3

GAAP Book Value                              2.3                  1.5       1.4 - 2.9            1.8       0.8 - 4.6       2.7
(Ex-115)

Statutory Capital and Surplus                3.7                  2.3       1.2 - 5.4            3.0       1.2 - 6.1       3.9
-----------------------------------------------------------------------------------------------------------------------------

                                                                      FINANCIAL INSTITUTIONS:          ALL COMPANIES:
                                                                      40-60% PRIOR OWNERSHIP       40-100% PRIOR OWNERSHIP
                                                                    1990-1997:  4 TRANSACTIONS   1990-1997:  47 TRANSACTIONS
                                                       PROPOSED     ---------------------------  ---------------------------
Premiums to Market and Selected Buyouts              TRANSACTION     MEDIAN          RANGE          MEDIAN         RANGE
----------------------------------------------------------------  ----------------------------------------------------------
Premium to Closing Price Day Prior To
Announcement                                             5.8%        17.9%         1.2-25.6%         19.4%     (11.1%)-68.9%
----------------------------------------------------------------  ----------------------------------------------------------

Pro Forma Merger Analysis
$29.75 per Share Deal Price; Purchase Accounting

                                      Pre-acquisition       50% Stock/50% Debt
     ---------------------------------------------------------------------------
     EPS 1998E                            $4.00                 $4.02
        Accretion/(Dilution)                                     0.5%


     EPS 1999E                            $4.44                 $4.49
        Accretion/(Dilution)                                     1.1%


     ROAE 1998                            14.0%                 14.1%


     Book Value Per Share                $28.04                $27.30
        Accretion/(Dilution)                                   (2.6)%

     ---------------------------------------------------------------------------

     Key Assumptions:
     ---------------
     Pre-tax cost savings of $13.0 million phased in 100% in 1998. Goodwill of $617.45 million amortized over 40 years.
     Marginal tax rate of 35% and an opportunity cost of cash of 7.50%.